Exhibit 10.67

*Portions of this exhibit have been omitted for confidential treatment pursuant to Item 601(b)(10)(iv) of Regulation S-K.

uniQure N.V.

Performance Share Unit Agreement Granted Under the 2014 Share Incentive Plan, Amended and Restated effective as of June 16, 2021 (the “Plan”)

EXHIBIT A

General Terms and Conditions

1.Performance Share Unit Grant.

(a)This Performance-Based Restricted Share Units Grant Agreement (this “Agreement”) evidences the grant by the Company, on the Award Date to the Participant, of the number of Performance-Based Restricted Share Units listed in the Notice of Grant (the “Target Award”), subject to the terms, restrictions and conditions set forth in this Agreement and in the Plan. Pursuant to this Agreement, the Company hereby grants to the Participant the right to receive ordinary shares of the Company (“Ordinary Shares”) in the amount and on the terms set forth in this Agreement upon achievement of the Performance Goals (as defined and set forth in Exhibit B) and satisfaction of the requirements of the Vesting Schedule (as defined and set forth in Exhibit B). No Ordinary Shares shall be issued to the Participant on the Award Date. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in the Plan.

(b)In the event that the Board makes a determination that a specific Performance Goal has not been achieved, the Participant shall have no further rights to receive Ordinary Shares pursuant to such Performance Goal hereunder. Any such decision by the Board regarding the Performance Goals shall be final, conclusive and binding on the Participant, and on all other persons, to the maximum extent permitted by law.

(c)The Board may at any time prior to the final determination of whether the Performance Goals have been attained, change the Performance Goals or change the weighting of the Performance Goals to reflect any change in the Participant’s responsibility level or position or any other factor deemed relevant by the Board during the course of the period beginning on the Award Date and ending on the last day of the Performance Period.

2.Shareholder Rights. Prior to the issuance, if any, of Ordinary Shares pursuant to the terms of this Agreement and the Plan, the Participant shall not (a) have any of the rights or privileges of a shareholder of the Company, including the right to vote the Ordinary Shares underlying the Performance Share Units, (b) have the right to receive any dividends or other distributions, and (c) have any interest in any fund or specific assets of the Company by reason of this Agreement.

3.	Vesting.

(a)The Performance-Based Restricted Share Units subject to this Agreement will become earned based on the actual level of performance achieved with respect to the Performance Goals during the Performance Period on the terms set forth on Exhibit B and as determined by the Board. Ordinary Shares equal to the number of Performance-Based Restricted Share Units that the Participant earns upon achievement of the Performance Goals and that become vested in accordance with the Vesting Schedule, in each case, as set forth on Exhibit B, shall be issued to the Participant in accordance with Exhibit B.

(b)If the Participant ceases to be employed by the Company or a subsidiary of the Company employing the Participant (the “Employer”) or ceases to be otherwise contractually associated with the Employer or ceases to be an eligible Participant under the Plan prior to the Vesting Date (as defined in Exhibit B) as a result of a termination by the Employer without Cause (as defined below) or, to the extent provided for in a written employment agreement, the Participant’s resignation for Good Reason (as defined in such employment agreement), as of the Vesting Date, the Participant shall be entitled to the number of Performance-Based Restricted Share Units earned pursuant to the Performance Goals as of the date of termination.

(c)If the Participant ceases to be employed by or otherwise contractually associated with the Employer or ceases to be an eligible Participant under the Plan due to termination of employment, termination or expiration of contract, retirement, death, permanent disability, or for any other reason prior to the applicable Vesting Date (each a “Termination Event”), other than due to a termination without Cause or, to the extent provided for in a written employment agreement, the Participant’s resignation for Good Reason (as defined in such employment agreement), the Participant shall forfeit all Performance-Based Restricted Share Units that have not yet become vested as of the date of the Termination Event, and the Participant will not have any rights with respect to Performance-Based Restricted Share Units that have not yet become vested as of the date of the Termination Event, in all cases irrespective of the level of achievement of the Performance Goals.

(d)For purposes of this agreement, the following terms have the following meanings:

(e)“Cause” means willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Employer (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Employer), as determined by the Employer, which determination shall be conclusive. The Participant’s employment shall be considered to have been terminated for Cause if the Employer determines on or before, or within 30 days after, the Participant’s resignation, that termination for Cause was warranted.

4.Issuance.

(a)The Ordinary Shares that become vested pursuant to Section 3 above shall be settled by the Company on the first business day following the date that the Performance-Based Restricted Share Units vest (the “Settlement Date”). Settlement will be made with respect to the Restricted Share Units in the form of Ordinary Shares, with each vested Performance-Based Restricted Share Units equivalent to one Ordinary Share. In no event shall any fractional shares be issued.

(b)The obligation of the Company to deliver the Ordinary Shares to the Participant following the Vesting Date shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate to comply with relevant securities laws and regulations.

5.Non assignability of Ordinary Shares. The right to receive Ordinary Shares may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution applicable to such Participant, except as permitted under the Plan or by the Board. Any attempt to sell, assign, transfer, pledge or otherwise encumber the right to receive Ordinary Shares contrary to the provisions of this Agreement and the Plan, and the levy of any execution, attachment or similar process upon the right to receive the shares, shall be null, void and without effect.

6.Provisions of the Plan. This grant is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which will be furnished to the Participant.

7.Withholding. No Ordinary Shares will be issued unless and until the Participant pays to the Employer, or makes provision satisfactory to the Employer for payment of, any national, federal, state and local or other income, national insurance, social and employment taxes required by law to be withheld in respect of this grant. Without limiting the generality of the forgoing, on the Settlement Date, the Participant shall cause to be sold such number of Ordinary Shares as shall be required such that the proceeds thereof shall be sufficient to cover all amounts required to be withheld by the Company in respect of tax and social security contributions, and shall cause the proceeds thereof to be remitted to the Company. Additionally, unless Participant provides written notice to the contrary at least five business days prior to the Settlement Date, the Participant authorizes the Company to cause to be sold such number of Ordinary Shares as shall be required such that the proceeds thereof shall be sufficient to cover all amounts required to be withheld by the Company or payable by Participant in respect of any tax or social security. The Company or its affiliates may take any reasonable action to satisfy applicable withholding requirements that is provided by or consistent with the Plan, including, without limitation, Section 10(e) of the Plan. Notwithstanding the forgoing, the Company is not obligated at any time to cause such number of Ordinary Shares to be sold except to the extent required by law, and the Participant retains all obligations for the payment of all required taxes and withholding for payment of taxes. In cases where the Participant desires to alter the amounts to be withheld by the Company related to a vesting event, the participant may provide written notice at least 30 business days prior to the Settlement Date authorizing the Company to cause to be sold a certain percentage of the Ordinary Shares so vesting, provided that the Participant does not possess any material non-public information that would preclude such a change under the Company’s insider trading policy in effect at the time of such notice.

8.No Employment or Other Rights. This grant shall not confer upon the Participant any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Participant’s employment or service at any time. The right of the Employer to terminate the Participant’s employment or service pursuant to the terms of the Participant’s employment agreement, if any, is specifically reserved.

9.Recoupment Policy. The Participant agrees that the Participant will be subject to any applicable claw back and recoupment policies, share trading policies and other policies that may be applicable to the Participant as an employee of the Employer, as in effect from time to time, whether or not approved before or after the Award Date.

10.Assignment by Company. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

11.Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Head of Human Resources or Chief Financial Officer at their corporate address at the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Employer, or to such other address as the Participant may designate to the Employer in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited with postage prepaid.

12.Nature of the Grant. In accepting the Performance Share Units, the Participant acknowledges that:

(a)the Plan is established voluntarily by the Company, it provides for certain criteria in order to be eligible to receive an award, it is restricted in time, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

(b)the grant of the Performance-Based Restricted Share Units is voluntary and occasional and does not create any contractual or other right to receive future grants, or benefits in lieu of grants, even if grants have been granted repeatedly in the past;

(c)all decisions with respect to future grants, if any, will be at the sole discretion of the Board;

(d)the Participant is voluntarily participating in the Plan;

(e)the Performance-Based Restricted Share Units are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Participant’s employment or consultancy agreement of his or her corporate mandate, if any;

(f)the Performance-Based Restricted Share Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension, retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way, to past services for the Company or the Employer;

(g)in the event that the Participant is not an employee of the Company, the Performance Share Units and the Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company;

(h)the future value of the underlying Ordinary Shares is unknown and cannot be predicted with certainty; if the Participant’s Performance Share Units never vest, the Participant will not be eligible to receive any Ordinary Shares; and

(i)in consideration of the Performance-Based Restricted Share Units, no claim or entitlement to compensation or damages shall arise from termination of the Performance-Based Restricted Share Units or from any decrease in value of the Performance-Based Restricted Share Units or Ordinary Shares that may be or have been acquired resulting from termination of the Participant’s employment, consultancy or corporate mandate by or with the Company or the Employer (for any reason whatsoever and whether or not in breach of contract or local laws) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise.

13.Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this agreement by and among, as applicable, his or her Employer or contracting party and the Company for the exclusive purpose of implementing, administering and managing his or her participation in the Plan.

The Participant understands that the Company holds certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, work location and phone number, date of birth, hire date, details of all Performance-Based Restricted Share Units or any other entitlement to Ordinary Shares awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Personal Data”). The Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Personal Data by contacting his or her local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Ordinary Shares acquired pursuant to the Performance-Based Restricted Share Units. The Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Participant understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

14.Section 409A. It is intended that the Performance-Based Restricted Share Units awarded hereunder shall comply with the requirements of Section 409A of the Code (and any regulations and guidelines issued thereunder) or an exemption, and this Agreement shall be interpreted on a basis consistent with such intent. Payments shall only be made on an event and in a manner permitted by Section 409A of the Code, including the six month delay for specified employees consistent with Section 11(g) of the Plan, if applicable. This Agreement may be amended without the consent of the Participant in any respect deemed by the Board to be necessary in order to preserve compliance with Section 409A of the Code.

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EXHIBIT B

Target Award: The number of Performance-Based Restricted Share Units set forth on the Notice of Grant.

Performance Period: For each of Goal Nos. 1-5 in the table below, the Performance Period is the period from the Award Date through and including the last date on which any PSUs may vest with respect to such goal. (For example, the Performance Period for Goal No. 1 is from the Award Date through and including [***].)

Performance Goals: The number of Performance Share Units that may become earned shall be determined based on achievement of the following goals (the “Performance Goals”) during the Performance Period as set out in the table below, which sets forth the applicable Performance Goals for the Performance Period and weighted percentage for each Performance Goal:

			Earned if Achieved by:
No.	Goals	Weight	Date	Vested Share	Vesting Date
(1)	[***]	25%	[***]	100%	[***]
			[***]	80%
			[***]	60%
			[***]	0%
(2)	[***]	10%	[***]	100%	[***]
			[***]	80%
			[***]	60%
			[***]	0%
(3)	[***]	35%	[***]	100%	[***]
			[***]	80%
			[***]	60%
			[***]	0%
(4)	[***]	15%	[***]	100%	[***]
			[***]	80%
			[***]	60%
			[***]	0%
(5)	[***]	15%	[***]	100%	[***]
			[***]	80%
			[***]	60%
			[***]	0%
Total		100%

Note: Earned if Achieved by dates for BLA and MAA approval are based on submission dates.

The vested share outcome will be modified based on uniQure’s relative total shareholder return (“TSR”) performance for the following goals:

•[***].

•[***].

•[***].

The relative TSR modifier is a comparison of the TSR of uniQure’s ordinary shares from the Award Date through and including the third anniversary of the Award Date (the “TSR Performance Period”). The Peer Group companies will be defined as constituent companies of the NASDAQ Biotechnology Index on December 8, 2021, which includes uniQure. uniQure’s percentile rank within the list will determine the modifier that is applied to the payout achieved in respect of the Performance Goals.

TSR means the total return to the holders of ordinary shares or units of common stock in the capital of uniQure or any other Peer Group company during the Performance Period based on:

•	share price appreciation; and
•	the assumed reinvestment of dividends on the ex-dividend date.

TSR will be calculated in a common currency of US Dollars and expressed as a percentage. The Performance Period will start on December 9, 2021 and conclude on the later of the third anniversary of the Award Date.

TSR shall be calculated for each member of the Peer Group using the closing share prices as listed on the Nasdaq, or, if not available, using an independent source of such data as approved by the Compensation Committee of the Company’s Board of Directors, where:

TSR=(Closing Share Price Average- Starting Price) + Dividends

Starting Share Price Average

Closing Share Price Average: For each company in the peer group (including Company), the average of the daily Adjusted Close Price during the Averaging Period, where the Averaging Period ends on the last day of the Performance Period;

Starting Share Price Average: the average of the daily Adjusted Close Price during the Averaging Period, where the Averaging Period ends on the Award Date, inclusive;

Averaging Period: 30 consecutive trading days; and

Adjusted Close Price: the closing share price of a stock of a company in the Peer Group adjusted for the impact of dividends reinvested following the ex-dividend date.

Peer Group companies may be removed from the group or dropped to the bottom of the group for the purpose of determining relative ranks in the event of unusual trading activity. In particular:

•

Companies who are suspended or delisted for reasons such as financial insolvency, bankruptcy or no longer meeting the minimum requirements to be a constituent of the index will remain in Peer Group and be ranked at the bottom of the Peer Group

•

Companies who are acquired by or merge with another company in the Peer Group shall be retained with the TSR measurement calculation based on the performance of the surviving stock exchange ticker, and the Company associated with the discontinued stock exchange ticker will be removed from the Peer Group; and

•

Companies who are acquired by another company outside of the Peer Group or who cease to be listed for reasons other than poor performance will be removed from the Peer Group due to the lack of available data for the point after the acquisition.

The Compensation Committee will approve all Peer Group adjustments, have the ability to approve any other adjustments to the Peer Group as a result of unusual trading activity not contemplated above, and have the discretion to approve alternative approaches to those described above if appropriate and in the spirit of the intent of the program.

The total number of vested shares awarded for specific goal will be adjusted on a goal-by-goal basis by multiplying the total number of shares that would vest in conjunction with that goal by the Modifier as provided in the table below, based on Company’s percentile ranking within the Peer Group per the following:

uniQure’s ranking within the Peer Group	Modifier
75th Percentile or higher	1.50
25th Percentile or higher, up to but not including the 75th Percentile	1.00
Below the 25th Percentile	0.50

For the avoidance of doubt, the 75th percentile and above is the top quartile in the group, reflecting the highest performing companies; the 25th percentile and below is the lowest quartile in the group, reflecting the poorest performing companies.

Based on the TSR modifier outlined above, the “Maximum Award” available pursuant to this award is 132.5% of the Target Award.

Vesting Schedule: Any fractional Performance-Based Restricted Share Units resulting from the achievement of the Performance Goals in accordance with the terms herein shall be rounded down to the nearest whole number.

If Performance-Based Restricted Share Units are not earned on or before the last day of the Performance Period, they will be forfeited as of such date.

Notwithstanding the foregoing, if a Reorganization Event occurs before the last day of the Performance Period, the number of Performance-Based Restricted Share Units equal to the Target Award shall become fully earned at target and vested immediately prior to a Reorganization Event, if the Participant is employed by the Employer on the date of the Reorganization Event. If a Reorganization Event occurs after the end of the Performance Period but before the Vesting Date, the earned Performance-Based Restricted Share Units will become fully vested immediately prior to a Reorganization Event, if the Participant is employed by the Employer on date of the Reorganization Event.

Issuance Schedule: The Participant will receive a distribution with respect to the Performance- Based Restricted Share Units earned and vested pursuant to this Agreement, if any, on the earlier to occur of the first business day following the Vesting Date or the date of the consummation of a Reorganization Event that meets the requirements of a “change in control event” under Section 409A of the Code (“Payment Date”). Distribution will be made with respect to the Performance-Based Restricted Share Units on the Payment Date in Ordinary Shares, with each Performance-Based Restricted Share Units earned and vested equivalent to one Ordinary Share. In no event shall any fractional shares be issued. Unless otherwise indicated in the Agreement or as otherwise determined by the Board, the Participant must be employed by the Employer on the Vesting Date in order to earn and vest in any of the Performance-Based Restricted Share Units.

***

Participant must sign this agreement within 90 days of the Award Date as set forth on the applicable Notice of Grant by clicking on the button “I Accept”. The plan agreement will then be stored under the “Grants & Awards” menu in Computershare.